Exhibit 99.1

                                                                    NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
jerryf@crmz.com

FOR IMMEDIATE RELEASE

     CreditRiskMonitor Receives Initial Bond for $900,000 to Stay Execution

VALLEY COTTAGE, NY--August 31, 2004--CreditRiskMonitor.com, Inc. (Symbol: CRMZ) announced today that Global Credit Services, Inc. ("Global ") has submitted a bond in the amount of $900,000 to stay execution on the judgment by CRM. If the appeal is not subsequently filed or the decision is sustained on appeal, the bond is payable to CRM. There will be shortly a hearing to determine the exact amount of legal fees and costs to be awarded CRM (as previously reported, CRM estimates this amount to be approximately $850,000).

CreditRiskMonitor.com is an Internet-based financial information analysis and news service designed for corporate credit professionals, whose web site is www.crmz.com.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.